Exhibit (a)(xxxiii)

WILLIAM BLAIR FUNDS

Amendment to the Written Instrument Establishing and Designating

Shares of the William Blair International Equity Fund

and the William Blair Institutional International Equity Fund

The undersigned, the Board of Trustees of the William Blair Funds (the “Trust”), a statutory trust organized pursuant to a Declaration of Trust dated September 3, 1999 (the “Declaration of Trust”), pursuant to Section 9.3 of Article IX of the Declaration of Trust, do hereby amend the Written Instrument Establishing and Designating Shares of the William Blair International Equity Fund and the William Blair Institutional International Equity Fund dated February 18, 2004 (the “Written Instrument”) as follows:

WHEREAS, the Board of Trustees of the Trust, pursuant to Sections 6.2 and 6.3 of Article VI of the Declaration of Trust, executed the Written Instrument establishing and designating two new series of Interests of the Trust to be known as the “William Blair International Equity Fund” (the “International Equity Fund”) and the “William Blair Institutional International Equity Fund” (the “Institutional International Equity Fund”); and

WHEREAS, a name change for each of the International Equity Fund and the Institutional International Equity Fund has been recommended and the Board of Trustees has approved the name change for the International Equity Fund and the Institutional International Equity Fund.

RESOLVED, that the Board of Trustees of the Trust hereby re-designates (1) the International Equity Fund to be known as the “William Blair International Developed Plus Fund” and (2) the Institutional International Equity Fund to be known as the “William Blair Institutional International Developed Plus Fund” effective on such date as determined by the President of the Trust.

IN WITNESS WHEREOF, the undersigned have this 24th day of April, 2017 signed these presents, in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

/s/ Vann A. Avedisian Vann A. Avedisian	/s/ Donald L. Seeley Donald L. Seeley

/s/ Kathleen T. Barr Kathleen T. Barr	/s/ Michelle R. Seitz Michelle R. Seitz

/s/ Daniel N. Leib Daniel N. Leib	/s/ Thomas J. Skelly Thomas J. Skelly

/s/ Phillip O. Peterson Phillip O. Peterson	/s/ Richard W. Smirl Richard W. Smirl

/s/ Donald J. Reaves Donald J. Reaves